Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           GTECH HOLDINGS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


                      Delaware                          05-0450121
                 -------------------                --------------------
            (State or other jurisdiction of          (I.R.S. Employer
            incorporation or organization)           Identification No.)

                                55 Technology Way
                            West Greenwich, RI 02817
                                 (401) 392-1000
                                 --------------
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

              GTECH Holdings Corporation 2000 Omnibus Stock Option
                          and Long-Term Incentive Plan

             GTECH Holdings Corporation 1999 Non-Employee Directors'
                                Stock Option Plan
                            (Full title of the plans)

                            Brendan J. Radigan, Esq.
                              Edwards & Angell, LLP
                              2800 Financial Plaza
                              Providence, RI 02903
                                 (401) 274-9200
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                            Laura N. Wilkinson, Esq.
                              Edwards & Angell, LLP
                              2800 Financial Plaza
                              Providence, RI 02903

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------- ------------------- -------------------- ------------
 Title of Securities        Amount to be     Proposed maximum    Proposed maximum    Amount of
  to be Registered        registered (1)     offering price     aggregate offering  registration
                                              per share (2)         price (2)          fee
------------------------- ---------------- ------------------- -------------------- ------------
Common Stock,               2,040,000
$.01 par value per share      shares          $26.48              $54,019,200        $13,504.80
------------------------- ---------------- ------------------- -------------------- ------------

(1) Represents 1,800,000 shares under the 2000 Omnibus Stock Option Plan and Long-Term Incentive Plan and 240,000 shares under the 1999 Non-Employee Directors' Stock Option Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional shares as may become issuable under the 2000 Omnibus Stock Option Plan and Long-Term Incentive Plan and 1999 Non-Employee Directors' Stock Option Plan in connection with share splits, share dividends or similar transactions.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h) based upon the average of the high and low prices for shares of the Registrant on the New York Stock Exchange on February 21, 2001.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

       The following documents, which GTECH Holdings Corporation (the "Registrant" or the "Company") has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended February 26, 2000 filed with the Commission on May 4, 2000.

         2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 27, 2000, August 26, 2000 and November 25, 2000, respectively, filed with the Commission on July 11, 2000, October 6, 2000 and January 8, 2001, respectively; and

         3. The description of the Registrant's Common Stock contained in the Registrant's amended registration statement on Form 8-A12B/A filed under Section 12 of the Exchange Act on June 25, 1998, including any amendments or reports filed for the purpose of updating such description.

         All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 102(b) (7) of the Delaware General Corporation Law the ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for a breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's Certificate of Incorporation, as amended, contains such a limitation on the personal liability of directors.

         Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

          The Company's Amended and Restated Bylaws provide that the Company shall indemnify, to the full extent permitted under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise.

          The directors and officers of the Company also are parties to indemnification agreements with the Company providing for indemnification for liabilities (including legal fees and other expenses) incurred in any legal proceedings in connection with their present or past status as directors or officers of the Company. The Company maintains directors' and officers' liability insurance.

          The Company, the selling shareholders and the underwriters have agreed to indemnify each other against certain liabilities arising in connection with the Company's initial public offering of Common Stock in July 1992 and its secondary offering of Common Stock in December 1992, November 1993 and June 1996. The selling shareholders include officers and certain directors of the Company, and the underwriters include Donaldson Lufkin & Jenrette Securities Corporation ("DLJSC"), which was a major stockholder in the Company. The Company also has agreed to indemnify DLJ Capital Corporation (an affiliate of DLJSC) and its affiliates against certain liabilities arising in connection with the February 1990 acquisition of GTECH Corporation by the Company and various related financings and refinancings.

          The Company's 1997 Stock Option Plan, 1998 Non-Employee Directors' Stock Election Plan, 1999 Non-Employee Directors' Stock Option Plan, and the 2000 Omnibus Stock Option and Long-Term Incentive Plan (collectively the "Plans") provide that each person who is or shall have been a director shall be indemnified and held harmless to the fullest extent permissible by Delaware law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action taken or failure to act under the Plans.

Item 7.  Exemption From Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

Exhibit
Number         Description of Exhibit
------         ----------------------

4.1 GTECH Holdings Corporation 2000 Omnibus Stock Option and Long-Term Incentive Plan (incorporated by reference to Registrant's Proxy Statement filed pursuant to Rule 424(b) of the Securities Act on September 22, 2000.)

4.2 GTECH Holdings Corporation 1999 Non-Employee Directors' Stock Option Plan (incorporated by reference to Registrant's Proxy Statement filed pursuant to Rule 424(b) of the Securities Act on July 16, 1999.)

5              Opinion of Edwards & Angell, LLP, counsel to Registrant

23.1           Consent of Ernst & Young LLP (independent auditors)

23.2           Consent of Price Waterhouse (independent auditors)

23.3           Consent of Edwards & Angell (included in Exhibit 5)

24             Power  of  Attorney   (included  on   signature   pages  to  this
               Registration Statement)

Item 9.  Undertakings.

       (a)      The Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWERS OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of West Greenwich, State of Rhode Island on February 23, 2001.

                                GTECH HOLDINGS CORPORATION


                              By:  /s/ W. Bruce Turner
                                 -----------------------------------------------
                                       W. Bruce Turner
                                       Chairman and acting Chief Executive
                                       Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Bruce Turner and Jaymin B. Patel, or either of them acting alone, his true and lawful attorney-in-fact and agent with full power of substitution and revocation, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendment) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                      Title                         Date



/s/ W. Bruce Turner             Chairman of the Board and
-----------------------------   acting Chief Executive Officer February 23, 2001
W. Bruce Turner


/s/ Jaymin B. Patel             Senior Vice President and      February 23, 2001
-----------------------------   Chief Financial Officer
Jaymin B. Patel


/s/ Robert J. Plourde           Vice President and Corporate   February 23, 2001
-----------------------------   Controller (Principal
Robert J. Plourde               Accounting Officer)


/s/ Robert M. Dewey, Jr.        Director                       February 23, 2001
-----------------------------
Robert M. Dewey, Jr.


/s/ Burnett W. Donoho           Director                       February 23, 2001
-----------------------------
Burnett W. Donoho


/s/ Emmett Paige, Jr.           Director                       February 23, 2001
-----------------------------
Lt. Gen. (Ret.)
Emmett Paige, Jr.


/s/ Rt. Hon. Lord Moor          Director                       February 23, 2001
-----------------------------
The Rt. Hon. Lord Moore
of Lower Marsh, P.C.


/s/ Anthony  Ruys               Director                       February 23, 2001
-----------------------------
Anthony Ruys


                                Director                       -----------------
-----------------------------
Philip R. Lochner, Jr.

                                INDEX TO EXHIBITS


Exhibit
Number         Description of Exhibit
------         ----------------------

5              Opinion of Edwards & Angell, LLP, counsel to Registrant

23.1           Consent of Ernst & Young LLP (independent auditors)

23.2           Consent of Price Waterhouse (independent auditors)

23.3           Consent of Edwards & Angell (included in Exhibit 5)

24             Power  of  Attorney   (included  on   signature   pages  to  this
               Registration Statement)